Form F-6 filling # 333-
09878

"EFFECTIVE MAY 16, 2005
THE COMPANY'S NAME HAS
CHANGED FROM NEDCOR
LIMITED TO NEDBANK GROUP
LIMITED"


EXHIBIT A
ANNEXED TO AND
INCORPORATED IN
DEPOSIT AGREEMENT
[FORM OF FACE OF ADR]
THE RIGHT OF HOLDERS OF
RECEIPTS TO DIRECT THE
VOTING OF SHARES AND TO
RECEIVE DIVIDENDS AND
OTHERWISE TRANSFER
SHARES AND ADRS MAY BE
RESTRICTED AS DESCRIBED
IN PARAGRAPH (6) BELOW.


		No. of ADSs:
Number
_____________________
Each ADS represents
Two Shares

CUSIP:

AMERICAN DEPOSITARY
RECEIPT
evidencing
AMERICAN DEPOSITARY
SHARES
representing
ORDINARY SHARES OF ONE
RAND EACH
of
NEDCOR LIMITED
(66/10630/06)
(Incorporated under the
laws of the Republic of South
Africa)
      THE BANK OF NEW
YORK, a New York banking
corporation, as depositary hereunder
(the "Depositary"), hereby certifies
that __________ is the registered
owner (a "Holder") of __________
American Depositary Shares
("ADSs"), each (subject to paragraph
(13)) representing two Ordinary
Shares of One Rand each (including
the rights to receive Shares described
in paragraph (1), "Shares" and,
together with any other securities,
cash or property from time to time
held by the Depositary in respect or
lieu of deposited Shares, the
"Deposited Securities"), of Nedcor
Limited, a corporation organized
under the laws of the Republic of
South Africa (the "Company"),
deposited at the Johannesburg office
of First National Bank of Southern
Africa Limited, French Bank of
South Africa Limited, Nedbank
Limited, Societe Generale South
Africa Ltd., or The Standard Bank of
South Africa Limited, as Custodian
(subject to paragraph (15), the
"Custodian"), under the Deposit
Agreement dated as of September
19, 1994 as amended and restated as
of February 8, 1999 (as further
amended from time to time, the
"Deposit Agreement") among the
Company, the Depositary and all
Holders from time to time of
American Depositary Receipts
issued thereunder ("ADRs"), each of
whom by accepting an ADR
becomes a party thereto.  The
Deposit Agreement and this ADR
(which includes the provisions set
forth on the reverse hereof) shall be
governed by and construed in
accordance with the laws of the State
of New York.
     (1)	Issuance of ADRs.
	This ADR is one of the
ADRs issued under the Deposit
Agreement.  Unless requested in
writing by the Company to cease
doing so, notwithstanding paragraph
(4) of the Deposit Agreement, the
Depositary may execute and deliver
Receipts prior to the receipt of
Shares pursuant to paragraph (3) of
the Deposit Agreement ("Pre-
Release of Receipts") and may
deliver Shares prior to the receipt
and cancellation of Receipts if the
person to whom such Shares are to
be delivered is a banking institution
organized pursuant to the laws of
South Africa ("South African
Bank") ("Pre-Release of Shares")
(Pre-Release of Receipts and Pre-
Release of Shares are collectively
referred to herein as "Pre-Release").
The Depositary may, pursuant to
paragraph (6) of the Deposit
Agreement, deliver Shares upon the
receipt and cancellation of Receipts
which have been Pre-Released,
whether or not such cancellation is
prior to the termination of such Pre-
Release or the Depositary knows
that such Receipt has been Pre-
Released.  The Depositary may
receive Receipts in lieu of Shares in
satisfaction of a Pre-Release.  Each
Pre-Release will be (a) preceded or
accompanied by a written
representation and agreement from
the person to whom Receipts or
Shares are to be delivered ("Pre-
Releasee") that such Pre-Releasee,
or its customer, (i) owns the Shares
or Receipts to be remitted, as the
case may be, and (ii) assigns all
beneficial right, title and interest in
such Shares or Receipts, as the case
may be, to the Depositary in its
capacity as such and for the benefit
of the Owners and (iii) will not take
any action with respect to such
Shares or Receipts, as the case may
be, that is inconsistent with the
transfer of beneficial ownership
(including, without the consent of
the Depositary, disposing of such
Shares or Receipts, as the case may
be, other than in satisfaction of such
Pre-Release), (b) at all times fully
collateralized with cash or such
other collateral as the Depositary
determines, in good faith, will
provide substantially similar
liquidity and security and, in
connection with the Pre-Release of
Shares preceded or accompanied by
an unconditional guaranty by the
Pre-Releasee to deliver Receipts for
cancellation on the same calendar
day on which such Shares are
delivered to the Pre-Releasee (or, if
such Receipts are not so delivered,
to return the Shares), (c) terminable
by the Depositary on not more than
five (5) business days notice, and
(d) subject to such further
indemnities and credit regulations
as the Depositary deems
appropriate.  The number of
American Depositary Shares which
are outstanding at any time as a
result of Pre-Releases will not
normally exceed thirty percent
(30%) of the Shares deposited
hereunder; provided, however, that
the Depositary reserves the right to
change or disregard such limit from
time to time as it deems appropriate,
and may, with the prior written
consent of the Company, change
such limit for purposes of general
application.  The Depositary will
also set dollar limits with respect to
Pre-Release transactions to be
entered into hereunder with any
particular Pre-Releasee on a case by
case basis as the Depositary deems
appropriate.  For purposes of
enabling the Depositary to fulfill its
obligations to the Owners under the
Deposit Agreement, the collateral
referred to in clause (b) above shall
be held by the Depositary as
security for the performance of the
Pre-Releasee's obligations to the
Depositary in connection with a
Pre-Release transaction, including
the Pre-Releasee's obligation to
deliver Shares or Receipts upon
termination of a Pre-Release
transaction (and shall not, for the
avoidance of doubt, constitute
Deposited Securities hereunder).
            The Depositary may
retain for its own account any
compensation received by it in
connection with the foregoing.
            At the request, risk
and expense of the person depositing
Shares, the Depositary may accept
deposits for forwarding to the
Custodian and may deliver ADRs at
a place other than its office. Every
person depositing shares under the
Deposit Agreement represents and
warrants that such Shares are validly
issued and outstanding, fully paid,
nonassessable and free of
pre-emptive rights, that the person
making such deposit is duly
authorized so to do and that such
Shares are not "restricted securities"
as such term is defined in Rule 144
under the Securities Act of 1933.
Such representations and warranties
shall survive the deposit of Shares
and issuance of ADRs.  The
Depositary will not knowingly
accept for deposit under the Deposit
Agreement any Shares required to be
registered under the Securities Act of
1933 and not so registered; the
Depositary may refuse to accept for
such deposit any Shares identified by
the Company in order to facilitate the
Company's compliance with such
Act.
      (2)	Withdrawal of
Deposited securities.  Subject to
paragraphs (4) and (5), upon
surrender of this ADR in form
satisfactory to the Depositary at the
Transfer Office, the Holder hereof is
entitled to delivery at the Custodian's
office of the Deposited Securities at
the time represented by the ADSs
evidenced by this ADR.  At the
request, risk and expense of the
Holder hereof, the Depositary may
deliver such Deposited Securities at
such other place as may have been
requested by the Holder.
Notwithstanding any other provision
of the Deposit Agreement or this
ADR, the withdrawal of Deposited
Securities may be restricted only for
the reasons set forth in General
Instruction I.A.(1) of Form F-6 under
the Securities Act of 1933.
      (3)	Transfers of ADRs.
The Depositary or its agent will
keep, at a designated transfer office
in the Borough of Manhattan, The
City of New York (the "Transfer
Office"), (a) a register (the "ADR
Register") for the registration,
registration of transfer, combination
and split-up of ADRs, which at all
reasonable times will be open for
inspection by Holders and the
Company for the purpose of
communicating with Holders in the
interest of the business of the
Company or a matter relating to the
Deposit Agreement and (b) facilities
for the delivery and receipt of ADRs.
Title to this ADR (and to the
Deposited Securities represented by
the ADSs evidenced hereby), when
properly endorsed or accompanied
by proper instruments of transfer, is
transferable by delivery with the
same effect as in the case of
negotiable instruments under the
laws of the State of New York;
provided that the Depositary,
notwithstanding any notice to the
contrary, may treat the person in
whose name this ADR is registered
on the ADR Register as the absolute
owner hereof for all purposes.
Subject to paragraphs (4) and (5),
this ADR is transferable on the ADR
Register and may be split into other
ADRs or combined with other ADRs
into one ADR, evidencing the same
number of ADSs evidenced by this
ADR, by the Holder hereof or by
duly authorized attorney upon
surrender of this ADR at the Transfer
Office properly endorsed or
accompanied by proper instruments
of transfer and duly stamped as may
be required by applicable law;
provided that the Depositary may
close the ADR Register at any time
or from time to time when deemed
expedient by it or requested by the
Company.
      (4)	Certain Limitations.
Prior to the issue, registration,
registration of transfer, split-up or
combination of any ADR, the
delivery of any distribution in
respect thereof, or, subject to the last
sentence of paragraph (2), the
withdrawal of any Deposited
Securities, and from time to time in
the case of clause (b) (ii) of this
paragraph (4), the Company, the
Depositary or the Custodian may
require: (a) payment with respect
thereto of (i) any stock transfer or
other tax or other governmental
charge, (ii) any stock transfer or
registration fees in effect for the
registration of transfers of Shares or
other Deposited Securities upon any
applicable register and (iii) any
applicable charges as provided in
paragraph (7) of this ADR; (b) the
production of proof satisfactory to it
of (i) the identity and genuineness of
any signature and (ii) such other
information, including without
limitation, information as to
citizenship, residence, exchange
control approval, beneficial
ownership of any securities,
compliance with applicable law,
regulations, provisions of or
governing Deposited Securities and
terms of the Deposit Agreement and
this ADR, as it may deem necessary
or proper; and (c) compliance with
such regulations as the Depositary
may establish consistent with the
Deposit Agreement. The issuance of
ADRs, the acceptance of deposits of
Shares, the registration, registration
of transfer, split-up or combination
of ADRs or, subject to the last
sentence of paragraph (2), the
withdrawal of Deposited Securities
may be suspended, generally or in
particular instances, when the ADR
Register or any register for
Deposited Securities is closed or
when any such action is deemed
advisable by the Depositary or the
Company.
      (5)	Taxes.  If any tax or
other governmental charge shall
become payable by or on behalf of
the Custodian or the Depositary with
respect to this ADR, any Deposited
Securities represented by the ADSs
evidenced hereby or any distribution
thereon, such tax or other
governmental charge shall be paid by
the Holder hereof to the Depositary.
The Depositary may refuse to effect
any registration, registration of
transfer, split-up or combination
hereof or, subject to the last sentence
of paragraph (2), any withdrawal of
such Deposited Securities until such
payment is made.  The Depositary
may also deduct from any
distributions on or in respect of
Deposited Securities, or may sell by
public or private sale for the account
of the Holder hereof any part or all
of such Deposited Securities (after
attempting by reasonable means to
notify the Holder hereof prior to such
sale), and may apply such deduction
or the proceeds of any such sale in
payment of such tax or other
governmental charge, the Holder
hereof remaining liable for any
deficiency, and shall reduce the
number of ADSs evidenced hereby
to reflect any such sales of Shares. In
connection with any distribution to
Holders, the Company will remit to
the appropriate governmental
authority or agency all amounts (if
any) required to be withheld and
owing to such authority or agency by
the Company; and the Depositary
and the Custodian will remit to the
appropriate governmental authority
or agency all amounts (if any)
required to be withheld and owing to
such authority or agency by the
Depositary or the Custodian.  If the
Depositary determines that any
distribution in property other than
cash (including Shares or rights) on
Deposited Securities is subject to any
tax that the Depositary or the
Custodian is obligated to withhold,
the Depositary may dispose of all or
a portion of such property in such
amounts and in such manner as the
Depositary deems necessary and
practicable to pay such taxes, by
public or private sale, and the
Depositary shall distribute the net
proceeds of any such sale or the
balance of any such property after
deduction of such taxes to the
Holders entitled thereto.
      (6)	Disclosure of
Interests.  Notwithstanding any other
provision of the Deposit Agreement
and this ADR, and without prejudice
to the disclosure and/or prior
approval obligations in respect of
Shares contained in the Banks Act,
1990, of the Republic of South
Africa, as amended or supplemented
from time to time, or any successor
thereto (the "Banks Act"), (i) each
Holder (a) agrees to comply with
requests from the Company, which
are made under statutory provisions
in the Republic of South Africa to
provide information as to the
capacity in which such Holder owns
ADRs and regarding the identity of
any other person interested in such
ADRs and the nature of such
interest, and (b) may, pursuant to
such statutory provisions and any
provisions of the Memorandum and
Articles of Association of the
Company, forfeit the right to direct
the voting of, the right to receive
dividends, and be prohibited from
transferring Shares as to which
compliance is not made, all as if such
ADRs were to the extent practicable
the Shares represented thereby, and
(ii) the Depositary, at the Company'
a expense, agrees to use its
reasonable efforts to comply with
reasonable instructions received by
the Company in respect thereof.
            In addition, and
without prejudice to the disclosure
and/or prior approval obligations in
respect of Shares contained in the
Banks Act, any Holder of an ADR
who is or becomes directly or
indirectly interested (within the
meaning of the Banks Act) in the
issued share capital of the Company
equal to or in excess of the
"allowable percentage" (which, on
the date hereof is 15%) referred to in
the Banks Act, or is aware that
another person for whom it holds
ADRs is so interested, shall, within
two days after becoming so
interested or aware and thereafter
upon certain changes in such interest,
notify the Company to enable the
Company to comply with the Banks
Act.  The Company acknowledges
that the Depositary has no obligation
under the Banks Act or any other
law, rule or regulation of the
Republic of South Africa to so notify
the Company with respect to Shares
held by it in its capacity as
Depositary or held by the Custodian
for the account of the Depositary.
      (7)	Charges of
Depositary.  The Depositary may
charge each person to whom ADRs
are issued against deposits of Shares,
including deposits in respect of
Share Distributions, Rights and
Other Distributions (as such terms
are defined in paragraph (10)), and
each person surrendering ADRs for
withdrawal of Deposited Securities,
U.S. $5.00 for each 100 ADSs (or
portion thereof) evidenced by the
ADRs delivered or surrendered. The
Company will pay all other charges
and expenses of the Depositary and
any agent of the Depositary (except
the Custodian) pursuant to
agreements from time to time
between the Company and the
Depositary, except (i) stock transfer
or other taxes and other
governmental charges (which are
payable by Holders or persons
depositing Shares), (ii) cable, telex
and facsimile transmission and
delivery charges incurred at the
request of persons depositing, or
Holders delivering Shares, ADRs or
Deposited Securities (which are
payable by such persons or Holders),
(iii) transfer or registration fees for
the registration of transfer of
Deposited Securities on any
applicable register in connection
with the deposit or withdrawal of
Deposited Securities (which are
payable by persons depositing Shares
or Holders withdrawing Deposited
Securities; there are no such fees in
respect of the Shares as of the date of
the Deposit Agreement) and (iv)
expenses of the Depositary in
connection with the conversion of
foreign currency into U.S. dollars
(which are paid out of such foreign
currency). These charges may be
changed in the manner indicated in
paragraph (16).
      (8)	Available
Information.  The Deposit
Agreement, the provisions of or
governing Deposited Securities and
any written communications from
the Company, which are both
received by the Custodian or its
nominee as a holder of Deposited
Securities and made generally
available to the holders of Deposited
Securities, are available for
inspection by Holders at the offices
of the Depositary and the Custodian
and at the Transfer Office.  The
Depositary will mail copies of such
communications (or English
translations or summaries thereof) to
Holders when furnished by the
Company.  The Company furnishes
the Securities and Exchange
Commission with certain public
reports and documents required by
foreign law or otherwise under Rule
12g3-2(b) under the Securities
Exchange Act of 1934.  Such reports
and documents may be inspected and
copied at the public reference
facilities maintained by the
Commission located at the date of
the Deposit Agreement at Judiciary
Plaza, 450 Fifth Street, N,W.,
Washington, D.C. 20549.
      (9)	Execution.  This ADR
shall not be valid for any purpose
unless executed by the Depositary by
the manual or facsimile signature of
a duly authorized officer of the
Depositary.
Dated:
                                    T
HE BANK OF NEW YORK

as Depositary
                                    B
y
_____________________________

A
u
t
h
o
r
i
z
e
d

o
f
f
i
c
e
r
      The Depositary's office is
located at 101 Barclay Street, New
York, New York 10286.


[FORM
OF
REVERSE
OF
RECEIPT]
      (10)	Distributions on
Deposited Securities.  Subject to
paragraphs (4) and (5), to the extent
practicable, the Depositary will
distribute by mail to each Holder
entitled thereto on the record date set
by the Depositary therefor at such
Holder's address shown on the ADR
Register, in proportion to the number
of Deposited Securities (on which
the following distributions on
Deposited Securities are received by
the Custodian) represented by ADSs
evidenced by such Holder's ADRs:
(a) Cash:  Any U.S. dollars available
to the Depositary resulting from a
cash dividend or other cash
distribution or the net proceeds of
sales of any other distribution or
portion thereof authorized in this
paragraph (10) ("Cash"), on an
averaged or other practicable basis,
subject to appropriate adjustments
for (i) taxes withheld, (ii) such
distribution being impermissible or
impracticable with respect to certain
Holders, and (iii) deduction of the
Depositary's expenses in (1)
converting any foreign currency to
U.S. dollars by sale or in such other
manner as the Depositary may
determine to the extent that it
determines that such conversion may
be made on a reasonable basis, (2)
transferring foreign currency or U.S.
dollars to the United States by such
means as the Depositary may
determine to the extent that it
determines that such transfer may be
made on a reasonable basis, (3)
obtaining any approval or license of
any governmental authority required
for such conversion or transfer,
which is obtainable at a reasonable
cost and within a reasonable time
and (4) making any sale by public or
private means in any commercially
reasonable manner,  (b) Shares.  (i)
Additional ADRs evidencing whole
ADSs representing any Shares
available to the Depositary resulting
from a dividend or free distribution
on Deposited Securities consisting of
Shares (a "Share Distribution") and
(ii) U.S. dollars available to it
resulting from the net proceeds of
sales of Shares received in a Share
Distribution, which Shares would
give rise to fractional ADSs if
additional ADRs were issued
therefor, as in the case of Cash.  (c)
Rights.  (i) Warrants or other
instruments in the discretion of the
Depositary representing rights to
acquire additional ADRs in respect
of any rights to subscribe for
additional Shares or rights of any
nature available to the Depositary as
a result of a distribution on
Deposited Securities ("Rights"), to
the extent that the Company timely
furnishes to the Depositary evidence
satisfactory to the Depositary that the
Depositary may lawfully distribute
same (the Company has no
obligation to so furnish such
evidence), or (ii) to the extent the
Company does not so furnish such
evidence and sales of Rights are
practicable, any U.S. dollars
available to the Depositary from the
net proceeds of sales of Rights as in
the case of Cash, or (iii) to the extent
the Company does not so furnish
such evidence and such sales cannot
practicably be accomplished by
reason of the nontransferability of
the Rights, limited markets therefor,
their short duration or otherwise,
nothing (and any Rights may lapse).
(d) Other Distributions.  (i)
Securities or property available to
the Depositary resulting from any
distribution on Deposited Securities
other than Cash, Share Distributions
and Rights ("Other Distributions"),
by any means that the Depositary
may deem equitable and practicable,
or (ii) to the extent the Depositary
deems distribution of such securities
or property not to be equitable and
practicable, any U.S. dollars
available to the Depositary from the
net proceeds of sales of Other
Distributions as in the case of Cash.
Such U.S. dollars available will be
distributed by checks drawn on a
bank in the United States for whole
dollars and cents (any such fractional
amounts shall be rounded to the
nearest whole cent and so distributed
to Owners entitled thereto.).
      (11)	Record Dates.  The
Depositary may, after consultation
with the company, if practicable, fix
a record date (which shall be as near
as practicable to any corresponding
record date set by the Company) for
the determination of the Holders who
shall be entitled to receive any
distribution on or in respect of
Deposited Securities, to give
instructions for the exercise of any
voting rights, to receive any notice or
to act in respect of other matters and
only such Holders shall be so
entitled.
      (12)	Voting of Deposited
Securities.  Upon receipt from the
Company of notice of any meeting or
solicitation of consents or proxies of
holders of Shares or other Deposited
Securities, if requested in writing by
the Company the Depositary shall, as
soon as practicable thereafter, mail to
the Owners a notice, the form of
which notice shall be in the sole
discretion of the Depositary, which
shall contain (a) such information
and/or materials as is contained in
such notice received by the
Company, and (b) a statement that
the Owners as of the close of
business on a specified record date
will be entitled, subject to any
applicable provision of South
African law and of the Articles of
Association of the Company, to
instruct the Depositary as to the
exercise of the voting rights, if any,
pertaining to the amount of Shares or
other Deposited Securities
represented by their respective
American Depositary Shares and (c)
a statement as to the manner in
which such instructions may be
given, including an express
indication that such instructions may
be given or deemed given in
accordance with the last sentence of
this paragraph if no instruction is
received, to the Depositary to give a
discretionary proxy to a person
designated by the Company.  Upon
the written request of an Owner on
such record date, received on or
before the date established by the
Depositary for such purpose, (the
"Instruction Date") the Depositary
shall endeavor, in so far as
practicable, to vote or cause to be
voted the amount of Shares or other
Deposited Securities represented by
the American Depositary Shares
evidenced by such Receipt in
accordance with the instructions set
forth in such request.  The
Depositary shall not vote or attempt
to exercise the right to vote that
attaches to the Shares or other
Deposited Securities, other than in
accordance with such instructions or
deemed instructions.  If no
instructions are received by the
Depositary from any Owner with
respect to any of the Deposited
Securities represented by the
American Depositary Shares
evidenced by such Owner's Receipts
on or before the date established by
the Depositary for such purpose, the
Depositary shall deem such Owner
to have instructed the Depositary to
give a discretionary proxy to a
person designated by the Company
with respect to such Deposited
Securities and the Depositary shall
give a discretionary proxy to a
person designated by the Company
to vote such Deposited Securities,
provided, that no such instruction
shall be given with respect to any
matter as to which the Company
informs the Depositary (and the
Company agrees to provide such
information as promptly as
practicable in writing) that (x) the
Company does not wish such proxy
given, (y) substantial opposition
exists or (z) such matter materially
and adversely affects the rights of
holders of Shares.
            There can be no
assurance that Owners generally or
any Owner in particular will receive
the notice described in the preceding
paragraph sufficiently prior to the
Instruction Date to ensure that the
Depositary will vote the Shares or
Deposited Securities in accordance
with the provisions set forth in the
preceding paragraph.
      (13)	Changes Affecting
Deposited Securities.  Subject to
paragraphs (4) and (5), the
Depositary may, in its discretion,
amend this ADR or distribute
additional or amended ADRs (with
or without calling this ADR for
exchange) or cash, securities or
property on the record date set by the
Depositary therefor to reflect any
change in nominal or par value,
split-up, consolidation, cancellation
or other reclassification of Deposited
Securities, any Share Distribution or
Other Distribution not distributed to
Holders or any cash, securities or
property available to the Depositary
in respect of Deposited Securities
from (and the Depositary is hereby
authorized to surrender any
Deposited Securities to any person
and to sell by public or private sale
any property received in connection
with) any recapitalization,
reorganization, merger,
consolidation, liquidation,
receivership, bankruptcy or sale of
all or substantially all the assets of
the Company, and to the extent the
Depositary does not so amend this
ADR or make a distribution to
Holders to reflect any of the
foregoing, or the net proceeds
thereof, whatever cash, securities or
property results from any of the
foregoing shall constitute Deposited
Securities and each ADS evidenced
by this ADR shall automatically
represent its pro rata interest in the
Deposited Securities as then
constituted.
      (14)	Exoneration.  The
Depositary, the Company, their
agents and each of them shall: (a)
incur no liability (i) if by reason of
any provision of present or future
law, regulation, the provisions of or
governing any Deposited Security,
act of God, war or other
circumstance beyond its control shall
prevent, delay or subject to any civil
or criminal penalty any act which the
Deposit Agreement or this ADR
provides shall be done or performed
by it, or (ii) by reason of any
exercise or failure to exercise any
discretion given it in the Deposit
Agreement or this ADR; (b) assume
no liability except to perform its
obligations to the extent they are
specifically set forth in this ADR and
the Deposit Agreement without gross
negligence or bad faith; (c) be under
no obligation to appear in, prosecute
or defend any action, suit or other
proceeding in respect of any
Deposited Securities or this ADR; or
(d) be liable for any action or
inaction by it in reliance upon the
advice of or information from legal
counsel, accountants, any person
presenting Shares for deposit, any
Holder, or any other person believed
by it to be competent to give such
advice or information.  The
Depositary, its agents and the
Company may rely and shall be
protected in acting upon any written
notice, request, direction or other
document believed by them to be
genuine and to have been signed or
presented by the proper party or
parties.  The Depositary and its
agents will not be responsible for any
failure to carry out any instructions
to vote any of the Deposited
Securities, for the manner in which
any such vote is cast or for the effect
of any such vote.  The Depositary
and its agents may own and deal in
any class of securities of the
Company and its affiliates and in
ADRs.  The Company has agreed to
indemnify the Depositary and its
agents under certain circumstances
and the Depositary has agreed to
indemnify the Company under
certain circumstances.  No
disclaimer of liability under the
Securities Act of 1933 is intended by
any provision hereof.
            The Depositary shall
not be liable for any acts or
omissions made by a successor
depositary whether in connection
with a previous act or omission of
the Depositary or in connection with
any matter arising wholly after the
removal or resignation of the
Depositary, provided that in
connection with the issue out of
which such potential liability arises
the Depositary performed its
obligations without negligence or
bad faith while it acted as
Depositary.
      (15)	Resignation and
Removal of Depositary; the
Custodian.  The Depositary may
resign as Depositary by written
notice of its election to do so
delivered to the Company, or be
removed as Depositary by the
Company by written notice of such
removal delivered to the Depositary;
such resignation or removal shall
take effect upon the appointment of
and acceptance by a successor
depositary. The Depositary may
appoint substitute or additional
Custodians and the term "Custodian"
refers to each Custodian or all
Custodians as the context requires.
      (16)	Amendment.  Subject
to the last sentence of paragraph (2),
the ADRs and the Deposit
Agreement may be amended by the
Company and the Depositary,
provided that any amendment that
imposes or increases any fees or
charges (other than those listed in
clauses (i) through (iv) of paragraph
7)), or that shall otherwise prejudice
any substantial existing right of
Holders, shall become effective 30
days after notice of such amendment
shall have been given to the Holders.
      (17)	Termination.  The
Depositary may, and shall at the
written direction of the Company,
terminate the Deposit Agreement and
this ADR by mailing notice of such
termination to the Holders at least 30
days prior to the date fixed in such
notice for such termination.  After
the date so fixed for termination, the
Depositary and its agents will
perform no further acts under the
Deposit Agreement and this ADR,
except to advise Holders of such
termination, receive and hold (or
sell) distributions on Deposited
Securities and deliver Deposited
Securities being withdrawn. As soon
as practicable after the expiration of
six months from the date so fixed for
termination, the Depositary shall sell
the Deposited Securities and shall
thereafter (as long as it may lawfully
do so) hold in a segregated account
the net proceeds of such sales,
together with any other cash then
held by it under the Deposit
Agreement, without liability for
interest, in trust for the pro rata
benefit of the Holders of ADRs not
theretofore surrendered. After
making such sale, the Depositary
shall be discharged from all
obligations in respect of the Deposit
Agreement and this ADR, except to
account for such net proceeds and
other cash. After the date so fixed for
termination, the Company shall be
discharged from all obligations under
the Deposit Agreement except for its
obligations to the Depositary and its
agents.
A-2
A-1

87631_6.DOC